Exhibit 3.2
                                                                     -----------

            DEAN HELLER                        --------------------  Office Use
            Secretary of State                      Articles of      Only:

[SEAL]      101 North Carson Street, Suite 3       Incorporation
            Carson City, Nevada 89701-4786
            (775) 684-5708                     (PURSUANT TO NRS 78)
                                               --------------------
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             Important: Read attached instructions before completing form.
================================================================================
1. Name of Corporation:

                             TDT DEVELOPMENT, INC.
================================================================================
2. Resident Agent Name
   and Street Address:
   (must be a Nevada address
   where process may be served)

National Corporate Research, Ltd.
--------------------------------------------------------------------------------
Name

202 South Minnesota Street, Carson City                 , NEVADA  89703
--------------------------------------------------------          --------------
Street Address                 City                               Zip Code
================================================================================
3. Shares:
    (number of shares
   corporation
   authorized to issue)

Number of shares                                     Number of shares
with par value:  25,000,000     Par Value:$.0001     without par value: 0 (none)
                ---------------             -----                      ---------
================================================================================
4. Names, Addresses,
   Number of Board of
   Directors/Trustees:

The First Board of Directors/Trustees shall consist of three members whose names
                                                       -----
and addresses are as follows:

1. Pietro Bortolatti
  ------------------------------------------------------------------------------
Name

   1844 SW 16th Terrace                       Miami       ,    FL       33145
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Street Address                                City            State     Zip Code

2. Tiziana Di Rocco
  ------------------------------------------------------------------------------
Name

   1844 SW 16th Terrace                       Miami       ,    FL       33145
----------------------------------------------------------   -------  ----------
Street Address                                City            State     Zip Code

3. David Rector
  ------------------------------------------------------------------------------
Name

   1640 Terrace Way                       Walnut Creek    ,    CA       94596
----------------------------------------------------------   -------  ----------
Street Address                                City            State     Zip Code

4.
  ------------------------------------------------------------------------------
Name

----------------------------------------------------------   -------  ----------
Street Address                                City            State     Zip Code
================================================================================
5. Purpose:
   (optional-see intstructions)

The Purpose of this Corporation shall be:

================================================================================
6. Other Matters:
   (see instructions)

Number of additional pages attached:
                                    ---
================================================================================
7. Names, addresses
   and Signatures of
   Incorporators:
    (attach additional pages if
   there are more than 2
   incorporators).


Kevin P. Barrett
Kaplan Gottbetter & Levenson, LLP        /s/ Kevin P. Barrett
---------------------------------        ---------------------------------------
Name                                     Signature

630 Third Avenue                            New York           NY       10017
----------------------------------------------------------   -------  ----------
Street Address                               City             State     Zip Code
---------------------------------        ---------------------------------------

Name                                     Signature

----------------------------------------------------------   -------  ----------
Street Address                                City            State     Zip Code
================================================================================
8. Certificate of
   Acceptance of
   Appointment of
   Resident Agent:

I, National Corporate Research, Ltd. hereby accept appointment as Resident Agent
   --------------------------------- for the above named corporation.

/s/ John L. Morrissey                                       9/8/00

--------------------------------------------------        ----------------------
Signature of Resident Agent John L. Morrissey, AVP        Date
================================================================================
This form must be accompanied by appropriate fees. See attached fee schedule.


                                   Nevada Secretary of State Form CORPART1999.01

                                                            Revised on: 03/06/00

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION

                            (After Issuance of Stock)

                                          Filed by:
                                                   ---------------------
                             TDT DEVELOPMENT, INC.

     I, the undersigned President and Secretary of TDT Development, Inc., do hereby certify:

          That the Board of Directors of said corporation by unanimous written consent dated January 24, 2001, adopted a resolution to amend the original articles as follows:

          Article 3 is hereby deleted in its entirety and the following Article 3 is hereby inserted in lieu thereof to read as follows.

          "3. Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is 55,000,000 shares, of which 50,000,000 shares shall be common stock, par value $.0001 per share, and 5,000,000 shares shall be blank check preferred stock, par value $.0001 per share, none of which has been designated.

               The Board of Directors is vested with the authority to authorize by resolution from time to time the issuance of the preferred stock in one or more series, and to prescribe the number of shares of preferred stock within each such series and the voting powers, designations, preferences, limitations, restrictions and relative rights of each such series, including preferences and relative rights that may be superior to the shares of common stock."

          Article 9 is hereby adopted and added in its entirety to read as follows:

          "9. Limitation on Liability. To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as the same exists or may hereafter be amended, an officer or director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages due to breach of fiduciary duty as such officer or director."

          Article 10 is hereby adopted and added in its entirety to read as follows:

          "10. Indemnification. The Corporation is authorized to provide indemnification of agents for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by law, subject to any limits on such excess indemnification as set forth therein."

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 8,004,000; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                    /s/ Pietro Bortolatti
                                    --------------------------------------------
                                    Pietro Bortolatti
                                    President and Secretary

State of Canada         )
                        ) ss.
County of Quebec        )

On  January  26,  2001,   personally   signed   before  me,  a   commissaire   a
l'assermentation, Pietro Bortolatti, who acknowledged that he executed the above instrument.


                                    /s/ Sylvie Despres
                                    ------------------------------------------
                                    Signature

                        (COM. A L/ASSERM. STAMP OR SEAL)

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                              TDT DEVELOPMENT, INC.

     TDT DEVELOPMENT, INC., a corporation organized and existing under the Nevada Revised Statutes (the "Corporation"), DOES HEREBY CERTIFY, that:

          1. The name of the Corporation currently is TDT DEVELOPMENT, INC.

          2. This Certificate of Amendment of Articles of Incorporation, amending Article 1 of the Articles of Incorporation of the Corporation to change the name of the Corporation from "TDT Development, Inc." to "Stronghold Technologies, Inc." was duly adopted by the Board of Directors on July 10, 2002 in accordance with the provisions of Section 78.315 of the Nevada Revised Statutes, and was consented to and approved by the stockholders of the Corporation by a majority of the voting power on July 10, 2002, in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes.

          3. The Board of Directors duly adopted the following resolutions, declaring that this Certificate of Amendment to the Articles of Incorporation of the Corporation be submitted for consideration to the stockholders of the Corporation entitled to vote in respect thereof:

             RESOLVED, that the Board deems it advisable and in the best interests of the Company and its stockholders that the Articles of Incorporation, as amended (the "Articles of Incorporation"), be amended, substantially as set forth in the form of Certificate of Amendment (the "Certificate of Amendment") attached hereto as Exhibit A, to change the name of the Company to Stronghold Technologies, Inc; and it is further

             RESOLVED, that the Board recommends to the stockholders that the Certificate of Amendment be approved; that any resolutions contained in the Certificate of Amendment are hereby deemed adopted and approved by the Board; and that the officers of the Company are hereby authorized and directed to submit the Certificate of Amendment to the stockholders of the Company for their approval; and it is further

             RESOLVED, that upon approval of the Certificate of Amendment by the stockholders of the Company, the executive officers of the Company are hereby authorized to execute and file the Certificate of Amendment with the Secretary of State of the State of Nevada; and it is further

               RESOLVED, that, notwithstanding the foregoing resolutions or the authorization and approval of the Certificate of Amendment by the stockholders of the Company, the Board may, at any time prior to the effectiveness of the Certificate of Amendment with the Secretary of State of the State of Nevada, abandon the proposed Certificate of Amendment without further action by the stockholders; and it is further

               RESOLVED, that in connection with the name change of the Company, the executive officers of the Company are authorized and directed to change the Company's trading symbol on the NASDAQ Over-the-Counter Bulletin Board ("OTCBB") from "TDTD" to "STRG," or such other symbol as is determined by Mr. Christopher Carey or specified by the OTCBB, if "STRG" is not available; and it is further

               RESOLVED, that any and all actions heretofore taken, any and all papers, instruments and documents heretofore executed, delivered and filed and any and all sums of money heretofore expended in the name and on behalf of the Company in connection with the proposed name change referred to in the foregoing resolutions are hereby, approved, confirmed and ratified; and it is further

               RESOLVED, that the executive officers of the Company, be, and each of them hereby is, authorized and empowered to take such action on all matters as such officer may deem necessary or advisable to carry out the intent and purposes of the foregoing resolutions; and that the authority of such officers to take such further action shall be conclusively evidenced by their taking thereof; and that all acts of any executive officer of the Company taken in connection with actions authorized by the foregoing resolutions prior to the date hereof, be, and they hereby are, approved, confirmed and ratified in all respects.

          4. IN WITNESS WHEREOF, the undersigned President of TDT DEVELOPMENT, INC., has hereunto set his hand on this 11th day of July, 2002 and affirms under penalty of perjury the statements contained herein as true.

                                      TDT DEVELOPMENT, INC.


                                      By: /s/ Christopher J. Carey
                                          -------------------------------------
                                          Christopher J. Carey
                                          President